Exhibit 10.107

Amendment # 1 to Convertible Promissory Note

Between

MetaWorks Platforms, Inc. (Formerly CurrencyWorks, Inc.)

And

Fogdog Energy Solutions Inc.

Signed on May 5, 2021

Amendment Effective Date: May 5, 2022

Maturity Date to be replaced with December 31, 2024, instead of twelve (12) months All other terms of the May 5, 2021, Convertible Promissory Note remain in effect.

IN WITNESS OF THE ABOVE the parties have executed this Amendment Agreement with effect from the date first written above.

Dated: March 15, 2023

MetaWorks Platforms, Inc.		Fogdog Energy Solutions Inc.
(Formerly CurrencyWorks, Inc.)

Per:	/s/ Jimmy Giskopf	Per:	/s/ Marlon Lee Him
	Jimmy Geiskopf		Marlon Lee Him